UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2018

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On April 3, 2018, each of Everett V. Pizzuti and Graeme MacLetchie retired from our Board of Directors, effective immediately.

Mr. Pizzuti served as our President and Chief Operating Officer from 1971 to 2011 and as our Chief Executive Officer from 2011 to 2014, and has been a member of our Board of Directors since 1985. Mr. MacLetchie has been a member of our Board of Directors since 2002. We thank Messrs. Pizzuti and MacLetchie for their longstanding and valuable contributions to our company and the work of our Board of Directors.

(d)

On April 3, 2018, our Board of Directors elected Yvonne E. Schlaeppi as a director for a term expiring at our 2018 annual meeting of shareholders. In connection with her election as a director, Ms. Schlaeppi was appointed to serve on the Board of Directors’ Audit Committee and Nominating Committee.

Pursuant to our 2015 Equity Incentive Plan, Ms. Schlaeppi will receive a non-qualified option to purchase 5,000 shares of our common stock, and will receive an option to purchase an additional 5,000 shares of our common stock upon the adjournment of each annual meeting of our shareholders, or special meeting in lieu thereof. Pursuant to our Amended and Restated Non-Employee Director Annual Compensation Program, on the first business day of each fiscal quarter, Ms. Schlaeppi will also receive restricted stock awards with a fair value equal to 25% of the then-applicable director compensation amount. The director compensation amount for fiscal year 2019 is $75,000. The fair value of the restricted stock award granted to Ms. Schlaeppi with respect to her service during the first quarter of fiscal year 2019 will be prorated to reflect the number of days remaining in the quarter from the date of her election and the total number of days in the quarter.

(e)

On April 2, 2018, the Compensation Committee of our Board of Directors established performance criteria and goals for, and target amounts payable under, our Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2019, for Gregory Woods, our President and Chief Executive Officer, David Smith, our Vice President, Chief Financial Officer and Treasurer, Joseph O’Connell, our Vice President of Business Development, Michael Morawetz, our Vice President – EMEA, Michael Natalizia, our Vice President and Chief Technology Officer, and Stephen M. Petrarca, our Vice President – Operations. We refer to Messrs. Woods, Smith, O’Connell, Morawetz, Natalizia and Petrarca collectively, as the participants.

The amounts payable under the STIP for fiscal year 2019 to each of the participants is based on the achievement of corporate performance goals as follows:

•	50% is tied to our fiscal year 2019 revenue; and

•	50% is tied to our fiscal year 2019 operating income.

Performance with respect to each specific performance goal will be calculated independently to determine the amount of the award for each performance goal (each, an “Award Component”). The total award earned by a participant for fiscal year 2019 will be equal to the sum of the separate Award Components determined for each performance goal. The Award Components related to fiscal year 2019 revenue and operating income will be independently adjusted by an “Adjustment Factor” as follows:

•	If our fiscal year 2019 revenue exceeds the revenue performance goal, the Adjustment Factor for that Award Component will be 1 plus 20% for each $1.9 million by which actual performance exceeds the performance goal, up to a maximum bonus of up to 250% of the target bonus allocated to that Award Component. If our fiscal year 2019 revenue is less than the revenue performance goal, the Adjustment Factor for that Award Component will be 1 minus 10% for each $1.9 million by which actual performance is less than the revenue performance goal, such that no bonus will be paid under the STIP with respect to the revenue Award Component if our fiscal year 2019 revenue is $19 million or more less than the performance goal.

•	If our fiscal year 2019 operating income exceeds the operating income performance goal, the Adjustment Factor for that Award Component will be 1 plus 10% for each $184,900 by which actual performance exceeds the performance goal, up to a maximum bonus of 250% of the target bonus amount allocated to that Award Component. If our fiscal year 2019 operating income is less than the operating income performance goal, the Adjustment Factor for that Award Component will be 1 minus 10% for each $184,900 by which actual performance is less than the operating income performance goal, such that no bonus will be paid under the STIP with respect to the operating income Award Component if our fiscal year 2019 operating income is $1,849,000 or more less than the performance goal.

Any Adjustment Factor relating to the fiscal year 2019 revenue performance goal or the fiscal year 2019 operating income performance goal will be subject to linear interpolation to reflect achievements between the $1.9 million and $184,900, respectively, amounts mentioned for adjustments.

The amount of a participant’s award under the STIP for fiscal year 2019 will be credited to a book account we maintain (the “Award Bank”). The resultant balance in the participant’s account after crediting the amount of award (the “Bank Balance”) will then be used to determine the participant’s Payout Amount for the plan year.

The “Payout Amount” is equal to the sum of (i) the lesser of (A) the participant’s actual award for the plan year or (B) the participant’s target award for the plan year (“Base Award”) plus (ii) 30% of the participant’s Bank Balance (after deduction of the amount of the Base Award). Thus, only 30% of the amount in excess of the target award will be paid out currently and 70% of such excess will be “banked” and paid out in subsequent years in accordance with the foregoing formula, provided the participant remains employed by us.

If a participant’s employment is terminated for any reason other than death, disability, or retirement, then the participant will forfeit any interest in the participant’s Bank Balance. A participant’s Bank Balance will vest in full and become immediately payable in the event of termination of a participant’s employment due to the participant’s death, disability or retirement. A participant’s Bank Balance will also vest in full and become payable if we undergo a change in control.

The following table sets forth, for each of the participants, the percentage of base salary (the “Target Award Percentage”) that will constitute the participant’s aggregate target award under the STIP for fiscal year 2019.

Name	Target Award Percentage for Fiscal Year 2019
Gregory Woods	75%
David Smith	40%
Joseph O’Connell	30%
Michael Morawetz	35%
Michael Natalizia	30%
Stephen Petrarca	25%

All payments and awards will be subject to the other provisions and limitations of the STIP, including:

•	Aggregate annual awards under the STIP may not exceed 15% of our consolidated operating income for the applicable fiscal year, determined without deduction for the payment of awards under the STIP.

•	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon operating income has been achieved.

Also on April 2, 2018, the Compensation Committee approved adjustments to the salaries, effective as of April 1, 2018, for each of the participants, as follows:

Name	Annual Salary, Effective as of April 1, 2018
Gregory Woods	415,000
David Smith	273,000
Joseph O’Connell	154,500
Michael Morawetz	247,706	(1)
Michael Natalizia	205,000
Stephen Petrarca	190,000

(1)	Cash compensation paid to Mr. Morawetz is paid in Euros. The amount reported above was converted to U.S. dollars at an assumed exchange rate of approximately €1:$1.24.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: April 5, 2018	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer